Exhibit 10.1

BOTTOMLINE TECHNOLOGIES (de), INC.

EMPLOYMENT AGREEMENT

This Agreement is made between Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), and Norman J. DeLuca (the “Employee”).

In consideration of the Company’s employment of the Employee on the terms set forth herein, the Company and the Employee agree as follows:

1.	Terms of Employment.

(a)	The Company will employ the Employee in the position of Managing Director, Banking and Financial Services, reporting to the Chief Executive Officer. The position will be based out of the Company’s Portsmouth, NH office and will commence on October 15, 2011.

(b)	The Company will pay the employee at an annual rate of $250,000, payable per semi-monthly period at $10,416.67. Pay dates are the 15th and last day of each month. The Employee shall be eligible to receive salary increases. Any such increases shall be at the discretion of Company management.

(c)	The Company will grant to the Employee shares of EPAY restricted stock with a total market value of $1,112,500 based on the closing price on September 7, 2011 in two separate grants as follows: (A) a grant of 30,000 shares of the Company’s common stock which vest over the next four years (25% after one year and quarterly thereafter) and (B) a special “sign-on” grant of 20,000 shares of the Company’s common stock which vest over the next 2 years (50% on each annual anniversary of your start date).

(d)	The Employee will be eligible to receive an annual bonus of $150,000. The payout of any bonus is based on Company performance and the Employee’s individual contribution. Such bonuses shall be paid quarterly and it is understood that all bonuses are subject to the Company achieving its financial goals for the quarter and at the discretion of Company management.

2.	Accelerated Vesting.

Any restricted stock granted to you by the Company including the shares described herein and any restricted stock granted to Employee in the future will automatically vest upon a “Change of Control” as defined herein and the Employee will be permitted to participate in any such transaction with respect to all of the restricted shares on the same terms as the holders of unrestricted shares. This automatic vesting shall be in addition to any automatic vesting provided for under any plan or other document pursuant to which the restricted stock is issued. The Employee’s rights under this Agreement and with respect to the restricted stock will survive any change of control or other transaction involving the Company.

It is agreed and understood that in the event that (1) the Board of Directors of the Company determines that Employee is an “executive officer” of the Company as defined in Rule 3b-7 of the Exchange Act (as defined below) and (2) ISS or other major shareholder advocacy groups still consider executive “single trigger” acceleration provisions grounds for a negative recommendation on company “Say on Pay” proposals or a “Withhold” vote against Board members, this agreement will be amended to replace the foregoing single trigger acceleration provision with a “double trigger” acceleration provision comparable to the provision currently in the retention agreement between the Company and its current Chief Financial Officer.

For purposes of this Agreement, “Change of Control” means an event or occurrence set forth in any one or more of subsections (a) through (c) below:

(a)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company then outstanding securities;

(b)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(c)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

3.	Participation in Company Benefit Plans.

After meeting any applicable eligibility requirements and waiting periods, the Employee will be entitled to participate in the standard package of Company benefits available from time to time to the Company’s full-time employees. In addition, the Employee will receive four (4) weeks of vacation per calendar year on an accrual basis.

4.	Proprietary Information.

(a)	The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research date, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b)	The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) discontinuation of his/her contract. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c)	The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of the customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

5.	Developments.

(a)	The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her contracted service by the Company, whether or not during normal working hours or on the premises of the Company (all which are collectively referred to in this Agreement as “Developments”).

(b)	The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employment agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c)	The Employee agrees to cooperate fully with the Company, both during and after his/her contracted service with the Company, with respect to the procurement, maintenance and enfor4cement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocable designates and appoints each executive officer of the Company as her/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interest in any Development, under the conditions described in this sentence.

6.	Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her contracted service with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her contracted service with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

7.	United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

8.	Non-competition.

(a)	While the Employee is employed by the Company and for a period of one year after the termination or cessation of such service for any reason, the Employee will not directly or indirectly:

(i)	as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company while the Employee was contracted by the Company; or

(ii)	solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while contracted by the Company.

(b)	If the Employee violates the provisions of Section 5(a), the Employee shall continue to be bound by the restrictions set forth in Section 5(a) until a period of one year has expired without any violation of such provisions.

9.	Non-solicitation.

(a)	While the Employee is employed by the Company and for a period of two years after the termination of cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

(b)	If the Employee violates the provisions of Section 6(a), the Employee shall continue to be bound by the restrictions set forth in Section 6(a) until a period of two years has expired without any violation of such provisions.

10.	Miscellaneous.

(a)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)	This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by any agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect he validity or scope of this Agreement.

(c)	This Agreement will be binding upon the Employee’s heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d)	No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e)	The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose contract the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f)	The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g)	This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the State of New Hampshire. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New Hampshire (or, if appropriate, a federal court located within New Hampshire), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

BOTTOMLINE TECHNOLOGIES (de), INC.

/s/ Robert. A. Eberle	October 10, 2011
Robert A. Eberle	Date
President and CEO

EMPLOYEE:

/s/ Norman J. Deluca	October 5, 2011
Norman J. DeLuca	Date